Exhibit 99.1

PRESS RELEASE

August 11, 2011

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. DECLARES SECOND QUARTER 2011 DIVIDEND

ENGELHARD, NORTH CAROLINA-ECB Bancorp, Inc. (Nasdaq: ECBE), the parent holding company of The East Carolina Bank (the “Bank”), announced that the Corporation’s Board of Directors has declared a quarterly cash dividend of $0.07 per share, payable August 31, 2011 to shareholders of record on August 22, 2011. This dividend is unchanged from 1st Quarter 2011.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides Mortgage, Wealth Management, and Insurance Services through the Bank’s licensed agents. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE.” More information can be obtained by visiting ECB’s web site at www.MyECB.com.

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